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EXHIBIT 99.2


     MARKLAND TECHNOLOGIES PRESENTS AT NYSSA'S 2004 "INVESTING IN HOMELAND
                         SECURITY INDUSTRY CONFERENCE"

RIDGEFIELD, Conn. - June 29, 2004 - Markland Technologies, Inc. (OTCBB: MRKL - http://www.marklandtech.com) an integrated homeland security company, reminds investors and analysts it will be presenting at the Homeland Security Industry Conference organized by The New York Society of Security Analysts (NYSSA) June 30, 2004. Markland will present at 3:00 pm. Mr. Ken Ducey, Jr., President, will be one of several executives of high profile homeland security companies presenting to analysts. With recent June Fiscal 2005 Budget allocations for DHS of $32 Billion and research estimates the industry could grow to more than $170 billion in 2006, the conference has attracted leading security analysts.

The Homeland Security Industry conference will be web-cast live from the Harvard Club in New York City.

CONFERENCE DETAILS:
Wednesday, June 30, 2004
8:00 am - 5:00 pm
The Harvard Club, 27 West 44th Street, NYC
3:00 pm Markland Technologies (MRKL)

ABOUT MARKLAND TECHNOLOGIES
Markland Technologies, Inc is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is a Board member of the Homeland Security Industries Association
(http://www.hsianet.org).

ABOUT THE NYSSA http://www.nyssa.org/
The New York Society of Security Analysts (NYSSA) has educated and inspired investment professionals since 1937, providing them with a unique forum for the exchange of ideas and information. NYSSA's founders included Benjamin Graham, "the father of security analysis" and one of the most influential men in the history of finance. As a not-for-profit educational organization, NYSSA's twin goals are to inform and educate investors; and to advance the professional competence of investment professionals, including security analysts, portfolio managers, investment advisors, and others involved in the investment process.

"FORWARD-LOOKING STATEMENTS"


Ken Ducey, Jr.
Markland Technologies
203-894-9700, x104
203-470-0578 (Mobile)
203-286-1608 (fax)
KDucey@MarklandTech.com